Exhibit 99.1

Oak Street Health Reports First Quarter 2021 Financial Results

May 10, 2021 at 4:05 Eastern Time

CHICAGO, IL – Oak Street Health, Inc. (NYSE: OSH, or the “Company”), a network of value based, primary care centers for adults on Medicare, today reported financial results for its quarter ended March 31, 2021.

“We were pleased with another strong quarter of results. Most importantly, we are proud of the impact we made on our patients and our communities, including continuing to provide them with outstanding care while also administering over 150,000 vaccine doses, predominantly to older adults from underserved communities” said Mike Pykosz, Chief Executive Officer of Oak Street Health. “In the first quarter we generated revenue growth of 47%. Our execution was further highlighted by the opening of seven new centers, including four new markets, during the quarter.  As of March 31, we operated 86 clinics across 20 markets in 13 states.  Our patient growth in the first quarter demonstrated the continued demand for Oak Street Health’s innovative model in all our markets. We are encouraged by our early traction with the CMS Direct Contracting program as we enrolled approximately 6,500 participants for the April 1st launch and are optimistic about the opportunity this program represents over the coming years.  We remain committed to our mission and are excited about our growth opportunities.”

First Quarter 2021 Financial Highlights

•	Total revenue was $296.7 million, up 47% year over year.
•	Capitated revenue totaled $291.2 million, up 48% year over year.
•	The Company cared for approximately 75,500 risk-based patients, representing 69% of its total patients.
•	Loss from operations[1] was $(63.8) million, compared to $(13.0) million in the first quarter of 2020.
•	Platform contribution[2] was $36.7 million, up 43% year over year.
•	Net loss[1] was $(64.0) million, compared to $(15.4) million in the first quarter of 2020.
•	Adjusted EBITDA[3] was $(17.4) million, compared to $(8.7) million in the first quarter of 2020.
•	As of March 31, 2021, the Company operated 86 centers, compared to 54 centers as of March 31, 2020.

Outlook for Second Quarter and Fiscal Year 2021

	Three Months Ending		Twelve Months Ending
	June 30, 2021		December 31, 2021
	Low	High	Low	High
(dollars in millions)
Centers	93	94	117	121
At-risk patients	86,000	87,500	107,000	112,000
Revenue	$315.0	320.0	$1,300.0	1,340.0
Adjusted EBITDA	$(40.0)	(35.0)	$(205.0)	(165.0)

[1]

Includes stock based and unit-based compensation of $42.3 million and $1.8 million as of the first quarter of 2021 and 2020, respectively. The majority of the increase is due to the modification of vesting terms related to the equity converted as part of the IPO and not incremental grants of equity.

[2]

Platform contribution is a non-GAAP financial measure that is presented as supplemental disclosure, defined as total revenues less the sum of (i) medical claims expense and (ii) cost of care, excluding depreciation and amortization. This measure is reconciled to loss from operations as the most directly comparable GAAP measure as set forth in the accompanying “Platform Contribution Reconciliation” section.

[3]

Adjusted EBITDA is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net loss as the most directly comparable GAAP measure as set forth in the accompanying “Adjusted EBITDA Reconciliation” section. We define adjusted EBITDA as net loss, excluding other income (expense), taxes, depreciation and amortization, stock-based and unit-based compensation and transaction/offering related costs.

We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because of the uncertainty around certain items that may impact net loss, including stock-based and unit-based compensation, that are not within our control or cannot be reasonably predicted. However, for fiscal year 2021, depreciation and amortization is expected to be $15.0 million.

Webcast and Conference Call

The Company will conduct a conference call Tuesday, May 11, 2021 at 8:00 AM Eastern Time to discuss these results and management’s outlook for future financial and operational performance. The conference call can be accessed by webcast or by dialing (833) 529-0224 for U.S. participants, or +1 (236) 389-2153 for international participants, and referencing participant code 6951068. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at https://investors.oakstreethealth.com.

About Oak Street Health

Founded in 2012, Oak Street Health is a network of value-based, primary care centers for adults on Medicare. With a mission of rebuilding healthcare as it should be, the company operates an innovative healthcare model focused on quality of care over volume of services and assumes the full financial risk of its patients. Oak Street Health currently operates more than 80 centers across 13 states. To learn more about Oak Street Health’s proven approach to care, visit oakstreethealth.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for the second quarter and fiscal year 2021. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key customers or partners; (v) the impact of COVID-19 on our business and results of operation; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the final Registration Statement filed with the SEC on August 5, 2020, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 10, 2021. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets

(in millions)

	As of March 31, 2021 (unaudited)	As of December 31, 2020

Assets
Current assets:
Cash	$1,146.4	$409.3
Restricted cash	10.4	10.4
Other patient receivables, net	1.1	7.6
Capitated accounts receivable	293.6	248.9
Prepaid expenses	6.0	6.8
Other current assets	5.1	4.2
Total current assets	1,462.6	687.2

Long-term assets:
Property and equipment, net	84.1	78.8
Security deposits	1.4	1.3
Right-of-use assets	112.6	-
Goodwill	11.4	9.6
Intangible assets, net	2.9	3.0
Other long-term assets	1.0	1.1
Total assets	$1,676.0	$781.0

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$11.5	$8.8
Accrued compensation and benefits	39.2	32.0
Liability for unpaid claims	274.6	262.1
Other liabilities	30.3	12.6
Total current liabilities	355.6	315.5

Long-term liabilities:
Long-term lease liabilities	118.3	-
Deferred rent expense	-	13.5
Other long-term liabilities	26.0	28.8
Long-term debt, net of current portion	898.1	-
Total liabilities	1,398.0	357.8

Stockholders' equity:
Common stock	0.2	0.2
Additional paid-in capital	891.7	971.8
Accumulated deficit	(619.2)	(555.8)
Total stockholders' equity allocated to the Company	272.7	416.2
Noncontrolling interests	5.3	7.0
Total stockholders' equity	278.0	423.2
Total liabilities, redeemable investor units and stockholders' equity	$1,676.0	$781.0

Condensed Consolidated Statements of Operations

(in millions, except per share data)

	Three Months Ended (unaudited)
	March 31, 2021	March 31, 2020
Revenues
Capitated revenue	$291.2	$196.6
Other patient service revenue	5.5	5.2
Total revenues	296.7	201.8

Operating expenses
Medical claims expense	199.7	132.3
Cost of care, excluding depreciation and amortization	60.3	43.8
Sales and marketing	24.1	11.9
Corporate, general and administrative expenses	73.1	24.3
Depreciation and amortization	3.3	2.5
Total operating expenses	360.5	214.8

Loss from operations	(63.8)	(13.0)

Other income/(expense)
Interest expense, net	(0.2)	(2.5)
Other	-	0.1
Total other expense	(0.2)	(2.4)
Net loss	$(64.0)	$(15.4)

Net loss attributable to noncontrolling interests	0.6	0.4
Net loss attributable to the Company	$(63.4)	$(15.0)

Undeclared and deemed dividends	$-	$(9.6)
Net loss attributable to common stock/unitholders	(63.4)	(24.6)
Weighted average common stock outstanding - basic and diluted	220,736,845	N/A
Net loss per share – basic and diluted	$(0.29)	N/A

Condensed Consolidated Statements of Cash Flows

(in millions, unaudited)

	Three-Months Ended
	March 31, 2021	March 31, 2020
Cash flows from operating activities:
Net loss	$(64.0)	$(15.4)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of discount on debt and related issuance costs	0.2	0.4
Depreciation and amortization	3.3	2.5
Non-cash operating lease costs	3.5	-
Stock and unit-based compensation, net of forfeitures	42.3	1.8
Change in fair value of bifurcated derivative	-	(0.1)
Change in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(38.2)	(58.3)
Prepaid expenses and other current assets	(1.0)	3.7
Security deposits and other long-term assets	0.1	0.1
Accounts payable	1.7	(0.3)
Accrued compensation and benefits	7.2	(13.0)
Liability for unpaid claims	12.5	41.0
Operating lease liabilities	(3.0)	-
Other current liabilities	4.3	0.2
Other long-term liabilities	2.3	0.4
Other	-	0.1
Net cash used in operating activities	(28.8)	(36.9)

Cash flows from investing activities:
Purchase of business	(1.0)	-
Purchases of property and equipment	(7.8)	(3.4)
Net cash used in investing activities	(8.8)	(3.4)

Cash flows from financing activities:
Proceeds from borrowings on convertible senior notes, net	898.2	-
Purchase of capped calls	(123.6)	-
Proceeds from issuance of redeemable investor units	-	224.4
Capital distributions to non-controlling interests	(1.1)	-
Proceeds from exercise of options	1.2	-
Net cash provided by financing activities	774.7	224.4

Net change in cash, cash equivalents and restricted cash	737.1	184.1
Cash, cash equivalents and restricted cash, beginning of period	419.7	42.3
Cash, cash equivalents and restricted cash, end of period	$1,156.8	$226.4

Non-GAAP Financial Measures

Certain of these financial measures are considered “non-GAAP” financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC. We believe that non-GAAP financial measures provide an additional way of viewing aspects of our operations that, when viewed with the GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business. These non-GAAP financial measures are also used by our management to evaluate financial results and to plan and forecast future periods. However, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may differ from the non-GAAP measures used by other companies, including our competitors. To supplement our consolidated financial statements presented on a GAAP basis, we disclose the following Non-GAAP measures: patient contribution, platform contribution and Adjusted EBITDA as these are performance measures that our management uses to assess our operating performance. Because patient contribution, platform contribution and Adjusted EBITDA facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes and in evaluating acquisition opportunities.

Patient Contribution Reconciliation

Patient Contribution is a non-GAAP financial measure that we define as capitated revenue less medical claims expense. The following is a reconciliation of our loss from operations, the most directly comparable GAAP financial measure, to Patient Contribution, for the three-months ended March 31, 2021 and 2020.

	For the Quarter Ended
(dollars in millions), (unaudited)	March 31, 2021	March 31, 2020
Loss from operations	$(63.8)	$(13.0)
Other patient service revenue	(5.5)	(5.2)
Cost of care, excluding depreciation and amortization	60.3	43.8
Sales and marketing	24.1	11.9
Corporate, general and administrative expenses	73.1	24.3
Depreciation and amortization	3.3	2.5
Patient contribution	$91.5	$64.3

Platform Contribution Reconciliation

Platform Contribution is a non-GAAP financial measure that we define as total revenues less the sum of medical claims expense and cost of care, excluding depreciation and amortization. The following is a reconciliation of our loss from operations, the most directly comparable GAAP financial measure, to Platform Contribution, for the three-months ended March 31, 2021 and 2020.

	For the Quarter Ended
(dollars in millions), (unaudited)	March 31, 2021	March 31, 2020
Loss from operations	$(63.8)	$(13.0)
Depreciation and amortization	3.3	2.5
Corporate, general and administrative	73.1	24.3
Sales and marketing	24.1	11.9
Platform contribution	$36.7	$25.7

Adjusted EBITDA Reconciliation

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net loss adjusted to exclude (i) stock and unit-based compensation expense, (ii) depreciation and amortization, (iii) other income, net and (iv) transaction and offering costs. Our management team uses Adjusted EBITDA as a performance measure in order to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, for the three-months ended March 31, 2021 and 2020.

	For the Quarter Ended
(dollars in millions), (unaudited)	March 31, 2021	March 31, 2020
Net loss	$(64.0)	$(15.4)
Interest expense and other income	0.2	2.4
Depreciation and amortization	3.3	2.5
Stock and unit-based compensation	42.3	1.8
Transaction/offering related costs	0.8	-
Adjusted EBITDA	$(17.4)	$(8.7)

Contacts

Media:

Erica Frank

Vice President of Public Relations

(330) 990-5026

Erica.Frank@oakstreethealth.com

Investors:

Kevin Ellich

(443) 450-4186

kevin.ellich@westwicke.com

Source: Oak Street Health